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                                                                   Exhibit 10.18

                    THE NACCO MATERIALS HANDLING GROUP, INC.
                     EXCESS PENSION PLAN FOR UK TRANSFEREES
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

NMHG NQ/UK Excess JOBs Act Restmt

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                      NACCO MATERIALS HANDLING GROUP, INC.
                     EXCESS PENSION PLAN FOR UK TRANSFEREES

     NACCO Materials Handling Group, Inc. (the "Company") does hereby adopt this amendment and restatement of the NACCO Materials Handling Group, Inc. Excess Pension Plan for UK Transferees, on the terms and conditions described hereinafter.

                               ARTICLE I - PREFACE

     Section 1.1. Effective Date. This Plan was initially effective as of October 1, 2002 for all Participants. The Effective Date of this amendment and restatement is January 1, 2005.

     Section 1.2. Purpose of the Plan. The purpose of this Plan is to provide Participants with non-qualified supplemental pension benefits that are designed to provide the Participants (and their Beneficiaries) with a level of retirement benefits at least equal to the retirement benefits they would have received had they continued to participate in the UK Pension Plan through December 31, 2005.

     Section 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except when preempted by federal law.

     Section 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

     Section 1.5. American Jobs Creation Act (AJCA).

          (a) Any Excess Pension Benefits (or portion thereof) that were vested and deferred prior to January 1, 2005 and that qualify for "grandfathered status" under Section 409A of the Code (determined in accordance with the regulations issued thereunder) shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of
Section 409A to the Code, shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005 and shall be referred to herein as the "Grandfathered Excess Pension Benefits."

          (b) The portion of a Participant's Excess Pension Benefits that does not qualify for "grandfathered status" under Section 409A of the Code is intended to comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount of Supplemental Retirement benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Participant and shall be referred to herein as the "Non-Grandfathered Excess Pension Benefits."

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                            ARTICLE II - DEFINITIONS

     Except as otherwise provided in this Plan, terms defined in the Profit Sharing Plan as it may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

     Section 2.1. Actual UK Pension Benefit shall mean an amount payable in British Pounds Sterling equal to the annual benefit in fact payable to the Participant or his Beneficiary under the UK Pension Plan at the time of the Participant's termination of employment with all members of the Company's Controlled Group (whether on account of death, retirement or otherwise), taking into account for this purpose any cost-of-living increases between the Effective Date of a Participant's participation in the Plan and the date of termination.

     Section 2.2. Beneficiary shall mean the Participant's surviving spouse or any other designated beneficiary who is entitled to receive survivor benefits under the UK Pension Plan.

     Section 2.3. Company shall mean NACCO Materials Handling Group, Inc. or any entity that succeeds NACCO Materials Handling Group, Inc. by merger, reorganization or otherwise.

     Section 2.4. Compensation shall mean the actual US compensation received by the Participant from the Controlled Group through December 31, 2005. In those circumstances where it is necessary to convert US dollars to UK equivalent earnings, the conversion will be based on comparable compa-ratio to midpoint of UK equivalent level position.

     Section 2.5. Controlled Group shall have the meaning specified in the Profit Sharing Plan (i.e., the Company and any and all other corporations, trades and/or businesses, the Employees of which, together with the Employees of the Company, are required by Code Section 414 to be treated as if they were employed by a single employer).

     Section 2.6. Employer shall mean the Company and NMHG Oregon, LLC.

     Section 2.7. Excess Pension Benefit or Benefit shall mean the retirement benefits described in Article III which are payable to or with respect to a Participant under this Plan.

     Section 2.8. Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code (or similar foreign law).

     Section 2.9. Key Employee shall mean a key employee, as defined in Code
Section 416(i) (without regard to paragraph (5) thereof) of an Employer, as long as the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment. Key Employees are identified on a Controlled Group-wide basis and include non-resident alien Employees (whether or not such Employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any Employee who is

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classified by the Company as a Key Employee as of December 31st of a particular
Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify Employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated Employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

     Section 2.10. Participant. shall mean those highly compensated or select management employees of an Employer who (a) were participants in the UK Pension Plan, (b) were designated by the President of the Company as a Participant in this Plan and (c) were listed on Exhibit A to the initial Plan document.

     Section 2.11. Plan shall mean the NACCO Materials Handling Group, Inc. Excess Pension Plan for UK Transferees, as herein set forth or as duly amended.

     Section 2.12. Plan Administrator shall mean the Administrative Committee appointed under the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan.

     Section 2.13. Plan Year shall mean the calendar year.

     Section 2.14. Profit Sharing Plan shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Plan or any successor thereto, as in effect from time to time.

     Section 2.15. Targeted UK Pension Benefit . With respect to the Participant, the Targeted UK Pension Benefit shall mean an amount payable to the Participant in British Pounds Sterling equal to the annual benefit which would have been paid to the Participant under the UK Pension Plan if the Participant had continued to participate in the UK Pension Plan until December 31, 2005, taking into account the Participant's service with the US members of the Controlled Group and all Compensation which would otherwise satisfy the definition of pensionable earnings under the UK Pension Plan (converted to UK equivalent earnings) through such date. As applied to a Beneficiary, if the Participant dies after December 31, 2005 but before terminating employment with all members of the Controlled Group, the Targeted UK Pension Benefit payable to the Beneficiary shall be calculated as if the Participant had died while an active member of the UK Pension Plan (taking into account service projected to the normal retirement date under such plan, but Compensation through December 31, 2005); provided, however, that the Beneficiary shall not be entitled to receive the death in service lump sum benefit that would otherwise have been payable with respect to the UK Pension Plan. Furthermore, if the Participant dies after December 31, 2005 and after commencing payment of his Excess Pension Benefit hereunder, the Targeted UK Pension Benefit payable to a Beneficiary shall be calculated in accordance with the survivor benefit provisions of the UK Pension Plan (i.e., a 50% survivor benefit and, if the Participant should die within 5 year of his retirement date, an additional benefit calculated based on the benefits that would have been paid to the Participant for the remainder of the 5 year period but for his death).

     Section 2.16. Termination of Employment shall mean a separation of service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

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     Section 2.17. UK Pension Plan: shall mean the NMHG UK Retirement Plan, as in effect from time to time.

     Section 2.18. Unfunded Plan shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, or any successor thereto, as in effect from time to time.

     Section 2.19. US Retirement Benefits shall mean the sum of (a) the "Deemed 401(k)/Matching Contributions" (as defined in the next sentence) and (b) the actual Profit Sharing Contributions and Excess Profit Sharing Contributions which are allocated to the Participant's accounts under the Profit Sharing Plan and the Unfunded Plan, in both cases, for periods on and after the Effective Date, increased at an assumed investment return rate of 6% per year until termination of employment. For purposes of the Plan, the Deemed 401(k)/Matching Contributions shall be the amounts that would be allocated to the Participant's accounts under the Profit Sharing Plan and Unfunded Plan if the Participant elected to make Before-Tax Contributions and Excess 401(k) Benefits from his Compensation in an amount equal to the amount needed to obtain the maximum amount of Matching Contributions (and Excess Matching Benefits) under such plans, as in effect from time to time. In furtherance of, but without limiting the foregoing, as of the Effective Date, the Deemed 401(k)/Matching Contributions shall be calculated assuming that the Participant annually deferred 7% of Compensation and received a combined Matching Employer Contribution/Excess Matching Benefit equal to 3% of Compensation.

     Section 2.20. Valuation Date shall mean the last day of each Plan Year and any other date chosen by the Plan Administrator.

                      ARTICLE III - EXCESS PENSION BENEFITS

     Section 3.1. Excess Pension Benefits.

          (a) Amount . Subject to the provisions of Sections 6.6, 6.7 and 7.5 hereof, the Excess Pension Benefit shall initially be calculated as an annual retirement benefit equal to the difference between:

          (i) The Targeted UK Pension Benefit reduced by the Actual UK Pension Benefit; and

          (ii) The US Retirement Benefits, converted (1) to British Pounds Sterling and (2) to an annuity using a 6% interest rate and the 1983 Group Annuity Mortality table.

     The annual Excess Pension Benefit so determined shall be divided by twelve
     (12) to determine the monthly Excess Pension Benefit payable hereunder.

     Benefit Freeze. Notwithstanding any provision of the Plan to the contrary, all Excess Pension Benefits under the Plan shall be frozen as of December 31, 2005. In furtherance thereof, but without limiting the foregoing, a Participant shall not receive credit under this Plan for any service or compensation that is earned after December 31, 2005 (except for projected service required under the survivor benefit provisions of the UK Pension

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                                                                               5


     Plan if the Participant dies prior to his termination of employment with the Controlled Group, as specified in Section 2.15 hereof).

          (b) Time and Form of Payment.

          (i) In General. The monthly Excess Pension Benefit shall be paid to the Participant (or his Beneficiary, in the event of his death) in the form of monthly annuity payments for the life of the Participant (or Beneficiary, as applicable), with the first payment thereof commencing on the first day of the second month after the Participant's termination of employment with the Controlled Group. Notwithstanding the foregoing, in the event that the Participant is a Key Employee, payment of the Non-Grandfathered portion of his Excess Pension Benefit will be delayed for a period of six months following the Participant's Termination of Employment (for any reason other than death), at which time a single "make up" payment shall be issued.

          (ii) Optional Lump Sum Payment For Grandfathered Excess Pension Benefits Subject to 10% Penalty. Notwithstanding the foregoing, the Participant (or Beneficiary, if applicable), shall be permitted to elect an immediate lump sum payment of the present value of the Grandfathered Excess Pension Benefits, at any time following the Participant's termination of employment with the Controlled Group. The amount of such lump sum payment shall be equal to the present value of the Grandfathered Excess Pension Benefits, calculated using a 6% interest rate and the 1983 Group Annuity Mortality Table, less 10%. Such payment shall be made as soon as practicable after such withdrawal request is processed by the Employer and shall fully discharge the Employer for any and all liabilities hereunder to the Participant and his Beneficiary.

          (iii) Small Benefits. Notwithstanding the foregoing payment provisions, in the event that the present value of a Participant's (or Beneficiary's) Excess Pension Benefit (calculated using the assumptions contained in (ii) above) does not exceed $50,000 on the date of the Participant's termination of employment with the Controlled Group, such Benefit shall automatically be paid in a single lump sum payment as soon as practicable following the date of the Participant's termination of employment with the Controlled Group. Notwithstanding the foregoing, in the event that the Participant is a Key Employee, payment of the Non-Grandfathered portion of his Excess Pension Benefit will be delayed for a period of six months following the Participant's Termination of Employment (for any reason other than death), at which time a single "make up" payment shall be issued.

          (iv) Other Acceleration of Payment. Notwithstanding the foregoing payment provisions, in the event that the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A, the payment of Benefits under the Plan may be accelerated; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

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                              ARTICLE IV - VESTING

     Section 4.1. Vesting. A Participant shall always be 100% vested in his Excess Pension Benefits hereunder. Notwithstanding the foregoing, while Participants are always 100% vested in their Excess Pension Benefits hereunder, this does not give rise to any right or entitlement (whether legal, equitable or otherwise) to payment or distribution otherwise than in accordance with Article III of the Plan.

                            ARTICLE V - MISCELLANEOUS

     Section 5.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

     Section 5.2. Limitation on Rights of Participants and Beneficiaries - No Lien.

          (a) This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. In the event of the Insolvency of an Employer, each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer. Any liabilities on the books of the Employers are purely notional. They do not give the Participant any right or entitlement (whether legal, equitable or otherwise) to any particular assets held for the purposes of the Plan or otherwise.

          (b) An Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the Employer is Insolvent at the time such payment is due to be made or if the payment would jeopardize the solvency of the Employer; provided that the payment shall be made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer.

     Section 5.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.

     Section 5.4. Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.

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                                                                               7


     Section 5.5. Assignment.

          (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

          (b) Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code Section 414(p).

     Section 5.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

     Section 5.7. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Profit Sharing Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan. In addition, the Excess Pension Benefits provided hereunder shall not be taken into account for any purpose under any other Employer sponsored plan.

     Section 5.8. Taxes. Benefits payable under the Plan shall be reduced by all applicable income and employment taxes.

                       ARTICLE VI - ADMINISTRATION OF PLAN

     Section 6.1. Administration.

          (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the Benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 6.3 and 6.4 hereof.

          (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

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     Section 6.2. Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 6.3 and 6.4 hereof, be final and binding on all persons.

     Section 6.3. Claims Procedures. The Plan Administrator shall determine the rights of a person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

     A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

          (a)  the specific reasons for the denial;

          (b) specific reference to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  an explanation of the claim review procedure.

     A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under
     Section 6.1(a) above.

     The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and

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                                                                               9


     shall, to the extent permitted by law, be final and binding on all interested persons. Such a decision shall include statements that (i) the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits and (ii) a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

     Section 6.4. Revocability of Plan Administrator/Company Action. Any action taken by the Plan Administrator or the Company with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Company as to payments not yet made to such person. In addition, acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Company's making any appropriate adjustments in future payments to any person (or to recover from such person) any excess payment or underpayment previously made to him.

     Section 6.5. Amendment. The Company may at any time (without the consent of any Employer) amend any or all of the provisions of this Plan, except that no such amendment may reduce or adversely affect any Participant's vested Benefit as of the date of such amendment without the prior written consent of the affected Participant Any amendment shall be (1) subject to the approval or ratification of The NACCO Industries, Inc. Benefits Committee and (2) in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

     Section 6.6. Termination.

          (a) The Company (without the consent of any Employer), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, no such termination may reduce or adversely affect any Participant's vested Benefit as of the date of such termination without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee of the Board of Directors of the Company. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

          (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Pension Benefits, including requiring that all such Benefits be immediately distributed in the form of lump sum payments (calculated using the assumptions specified in Section 3.1(b)(ii)); to the extent permitted by Code Section 409A. In the event that the Company exercises its rights under this Subsection and pays Benefits to a Participant in the form of a single lump sum, then the Participant shall also be entitled to receive a "tax gross up payment" equal to the sum of (i) the difference between the "Taxes" (as such term is defined in the following sentence) which the Participant actually pays on such lump sum payment and the Taxes which would have been paid by the Participant had the Benefits been paid in the normal form of payment hereunder and (ii)

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                                                                              10


all Taxes incurred by the Participant as a result of the receipt of this tax gross up payment. For purposes of this Section, the terms "Taxes" means the incremental Federal, state, local and foreign income, excise and other taxes payable by the Participant with respect to the Benefits (and/or the tax gross up payment, as applicable). The Company shall be solely responsible for the calculation of the amount of the tax gross up payment and shall notify the Participant of the amount thereof. The tax gross up payment (if any) shall be paid at the same time as the lump sum payment of the Benefits hereunder.

       ARTICLE VII - ADOPTION BY OTHER EMPLOYERS, TRANSFERS AND GUARANTEES

     Section 7.1. In general.

          The provisions of this Article shall apply notwithstanding any other provision of the Plan to the contrary.

     Section 7.2. Adoption of Plan by other Employers/Withdrawal.

          (a) Any Controlled Group Member may adopt the Plan with the written consent of the Company (on the authorization of the NACCO Industries, Inc. Benefits Committee). Any such adopting employer must (i) execute an instrument evidencing such adoption and (ii) file a copy of such Instrument with the Plan Administrator. Such adoption may be subject to such terms and conditions as the Company requires or approves. By this adoption of the Plan, Employers other than the Company shall be deemed to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.

          (b) Notwithstanding the foregoing, in the case of any Employer that adopts the Plan and thereafter (i) ceases to exist, (ii) ceases to be a Controlled Group Member or (iii) withdraws or is eliminated from the Plan, it shall not thereafter be considered an Employer hereunder.

          (c) Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 6.6, treating the Employer as if it were the Company.

     Section 7.3. Expenses. The expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

     Section 7.4. Liability for Payment/Transfers of Employment Within U.S.

          (a) Subject to the provisions of Subsections (b) and (c) hereof, each Employer shall be liable for the payment of the Excess Pension Benefits which are payable hereunder to or on behalf of its Employees.

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                                                                              11


          (b) Notwithstanding the foregoing, if an Excess Pension Benefit payable to or on behalf of a Participant is based on the Participant's employment with more than one U.S. Employer the following provisions shall apply:

          (i) Upon a transfer of employment, the liabilities accrued on the books of the prior Employer shall be frozen and the new Employer shall establish a liability on its books for future accruals.

          (ii) Upon distribution, each Employer shall be liable for the payment of its portion of the Excess Pension Benefits and each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the amount of those payments.

          (c) Notwithstanding the foregoing, in the event that NMHG Oregon, LLC is unable or refuses to satisfy its obligations hereunder with respect to the payment of Excess Pension Benefits to its Employees, the Company (unless it is Insolvent) shall guarantee and be responsible for the payment thereof.

          EXECUTED, this 8th day of February, 2006.

                                        NACCO MATERIALS HANDLING GROUP, INC.


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------